UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

MEDIACOM BROADBAND LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-72440	06-1615412
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On October 18, 2017, in connection with a lender presentation to private lenders and potential lenders, Mediacom Broadband LLC provided preliminary estimates for the three months ended September 30, 2017, and such estimates are provided below. Investors are cautioned that Mediacom Broadband LLC is currently in the process of finalizing its financial results for the three months ended September 30, 2017, and these preliminary estimates are based solely upon information available to Mediacom Broadband LLC as of the date hereof. Accordingly, such preliminary financial and operating data may change, and those changes may be material. Therefore, investors are cautioned not to place undue reliance on these estimates.

Mediacom Broadband LLC estimates as of, and for the three months ended September 30, 2017:

-	Revenues were between $264.5 – $265.5 million

-	Operating income was between $59.1 – $61.6 million

-	System cash flow (“SCF”) was between $103.4 – $104.4 million

-	Ending senior secured debt under Mediacom Broadband LLC’s existing bank credit facility of $972.0 million

-	Ending video customers of 455,000

-	Ending high-speed data customers of 659,000

-	Ending phone customers of 300,000

SCF is not a financial measure calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. Mediacom Broadband LLC defines SCF as operating income before depreciation and amortization and management fees. Mediacom Broadband LLC believes that SCF is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provide measures that can be used to analyze its value and evaluate its performance compared to other companies in the cable industry. For a reconciliation of SCF to operating income for the three months ended September 30, 2017, see below (dollars in millions).

Three Months Ended September 30, 2017

SCF	$103.4 – $104.4
Management fees	(5.4 – 5.9)
Depreciation and amortization	(37.4 – 38.4)

Operating income	$59.1 – $61.6

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements, including statements regarding management’s beliefs with respect to future events and our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those management anticipates as a result of various factors, many of which are beyond the control of Mediacom Broadband LLC. Significant factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; the ability to generate sufficient cash flow to meet debt service obligations; and other risks and uncertainties discussed in Form 10-K and other periodic reports of Mediacom Broadband LLC. Mediacom Broadband LLC disclaims any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2017

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan Executive Vice President and Chief Financial Officer